UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2010

Morgan Stanley
(Exact Name of Registrant
as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2010, the Board of Directors of Morgan Stanley (the “Company”) approved amendments (the “Amendments”) to the Amended and Restated Bylaws of the Company (the “Bylaws”).

Section 2.02 concerning special meetings of stockholders was amended to permit stockholders of record owning at least twenty-five percent (25%) of the voting power of the outstanding capital stock of the Company (excluding shares as to which the holder would not have the right to vote or has transferred any of the economic consequences of ownership) to request a special meeting.

Section 2.04 and Section 2.07 were also amended to make conforming changes.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference in its entirety.

Item 9.01             Financial Statements and Exhibits

(d)          Exhibits

Exhibit
Number                   Description

3.1                            Amended and Restated Bylaws, as amended to date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN STANLEY (Registrant)

By:	/s/ Martin M. Cohen
Name: Martin M. Cohen Title: Corporate Secretary

Date: March 11, 2010